UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 19, 2008

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway, Suite 1
Council Bluffs, Iowa  51501
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

URON Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 On December 19, 2008 the audit committee of the board of directors of Western Capital Resources, Inc. (the “Company”) concluded, based on recommendations of management, that the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Form S-1 and related amendments, and the consolidated interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2008, June 30, 2008 and March 31, 2008, as filed with the Securities and Exchange Commission, should be restated to correct errors related to the allocation of purchase price to customer relationships as opposed to goodwill for historical acquisitions.  Accordingly, such financial statements, other financial information and the related reports of its independent registered public accounting firm should no longer be relied upon.  Management and the audit committee have discussed this matter with Lurie Besikof Lapidus & Company, LLP, the Company’s independent registered public accounting firm.  The Company intends to file an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, Form S-1/A and the amended Quarterly Reports on Form 10-Q/A for the periods ended September 30, 2008, June 30, 2008 and March 31, 2008.

The Company’s current estimates of the effects of the corrections to the income statement of the Company are to increase amortization expense for customer relationships (net of tax) for approximately $392,000, $347,000 and $188,000 for the years ended December 31, 2006, December 31, 2007 and the nine months ended September 30, 2008, respectively.  The estimated adjustments have been prepared by management and are in the process of being reviewed by our independent registered public accounting firm.  As such, they are subject to change as the Company completes preparation of the restated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: December 19, 2008	By:	/s/ Christopher Larson
Christopher Larson
Chief Executive Officer